UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of Earliest Event Reported): May 5, 2013

First PacTrust Bancorp, Inc.

(Exact Name of Registrant as Specified in Its Charter)

Maryland	000-49806	04-3639825
(State or Other Jurisdiction of Incorporation)	(Commission File Number)	(IRS Employer Identification No.)

18500 Von Karman Avenue, Suite 1100, Irvine, California	92612
(Address of Principal Executive Offices)	(Zip Code)

Registrant’s Telephone Number, Including Area Code: (949) 236-5211

Not Applicable

Former Name or Former Address, if Changed Since Last Report

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the Registrant under any of the following provisions:

☒  Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐  Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐  Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐  Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01.       Entry into a Material Definitive Agreement.

On May 5, 2013, First PacTrust Bancorp, Inc., a Maryland corporation (the “Company”), Beach Business Bank, a California Corporation and a wholly owned subsidiary of the Company (“Beach”) and The Private Bank of California, a California corporation (“PBOC”) entered into an amendment (the “Amendment”) to that certain Agreement and Plan of Merger, dated as of August 21, 2012, by and among the Company, Beach and PBOC (the “Merger Agreement”).  The Amendment was entered into for the sole purpose of extending the date after which the Merger Agreement may be terminated in certain circumstances, in order to provide the parties additional time to obtain the PBOC shareholder approval required to close the merger.  Pursuant to the Amendment, such date was extended to July 5, 2013.

The foregoing description of the Amendment does not purport to be complete and is qualified in its entirety by reference to the full text of the Amendment and the Merger Agreement, a copy of each of which is filed herewith as Exhibit 2.1 and Exhibit 2.2, respectively, and is incorporated in this Item 1.01 by reference.

Forward-Looking Statements

This Current Report on Form 8-K includes forward-looking statements within the meaning of the “Safe-Harbor” provisions of the Private Securities Litigation Reform Act of 1995. These statements are necessarily subject to risk and uncertainty and actual results could differ materially from those anticipated due to various factors, including those set forth from time to time in the Company’s filings with the Commission. Risks and uncertainties related to the Company and PBOC include, but are not limited to, (1) the occurrence of any event, change or other circumstances that could give rise to the termination of the definitive agreement; (2) the outcome of any legal proceedings that may be instituted against the Company or PBOC; (3) the inability to complete the transactions contemplated by the definitive agreement due to the failure to satisfy conditions to completion, including the receipt of regulatory approval; (4) risks that the proposed transaction, or the recently completed Gateway Business Bank and Beach acquisitions, may disrupt current plans and operations, and the potential difficulties in employee retention as a result of those transactions; (5) the amount of the costs, fees, expenses and charges related to the proposed transaction; (6) deterioration in the financial condition of borrowers resulting in significant increases in loan losses and provisions for those losses; (7) continuation of the historically low short-term interest rate environment; (8) changes in loan underwriting, credit review or loss reserve policies associated with economic conditions, examination conclusions, or regulatory developments; (9) increased levels of non-performing and repossessed assets that may result in future losses; (10) greater than anticipated deterioration or lack of sustained growth in the national or local economies; (11) changes in state and federal legislation, regulations or policies applicable to banks or other financial service providers, including regulatory or legislative developments, like the Dodd-Frank Wall Street Reform and Consumer Protection Act, arising out of current unsettled conditions in the economy; (12) the results of regulatory examinations; and (13) increased competition with other financial institutions. You should not place undue reliance on forward-looking statements, and the Company undertakes no obligation to update any such statements to reflect circumstances or events that occur after the date on which the forward-looking statement is made.

Additional Information and Where To Find It

This communication is not a solicitation of a proxy from any stockholder of the Company or PBOC. In connection with the Merger Agreement, the Company has filed with the SEC a Registration Statement on Form S-4, that includes a preliminary Proxy Statement of PBOC, as well as other relevant documents concerning the proposed transaction. INVESTORS AND SECURITY HOLDERS ARE URGED TO READ THESE MATERIALS AND ANY OTHER RELEVANT DOCUMENTS FILED WITH THE SEC WHEN THEY BECOME AVAILABLE BECAUSE THEY WILL CONTAIN IMPORTANT INFORMATION ABOUT THE COMPANY, PBOC AND THE PROPOSED TRANSACTION. The Form S-4, including the Proxy Statement, and other relevant materials (when they become available), and any other documents filed by the Company with the SEC, may be obtained free of charge at the SEC’s web site at www.sec.gov. In addition, investors and security holders may obtain free copies of the documents filed with the SEC by directing a written request to: First PacTrust Bancorp, Inc., 18500 Von Karman Avenue, Suite 1100, Irvine, California 92612, Attention: Secretary.

Item 9.01.       Financial Statements and Exhibits.

(d)  Exhibits.

Exhibit Number	Description
2.1	Amendment No. 1 to Agreement and Plan of Merger, dated as of May 5, 2013, by and among First PacTrust Bancorp, Inc., Beach Business Bank and The Private Bank of California.
2.2

Agreement and Plan of Merger, dated as of August 21, 2012, by and among First PacTrust Bancorp, Inc., Beach Business Bank and The Private Bank of California (filed as Exhibit 2.1 to the First PacTrust Bancorp, Inc. Current Report on Form 8-K filed on August 27, 2012 and incorporated herein by reference).

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned thereunto duly authorized.

First PacTrust Bancorp, Inc.

Date: May 6, 2013                                                      By:   /s/ Richard Herrin

Richard Herrin

Executive Vice President,

Chief Administrative Officer and

Corporate Secretary

EXHIBIT INDEX

Exhibit Number	Description
2.1	Amendment No. 1 to Agreement and Plan of Merger, dated as of May 5, 2013, by and among First PacTrust Bancorp, Inc., Beach Business Bank and The Private Bank of California.
2.2

Agreement and Plan of Merger, dated as of August 21, 2012, by and among First PacTrust Bancorp, Inc., Beach Business Bank and The Private Bank of California (filed as Exhibit 2.1 to the First PacTrust Bancorp, Inc. Current Report on Form 8-K filed on August 27, 2012 and incorporated herein by reference).